OPTION AGREEMENT

THIS OPTION AGREEMENT (the “Agreement”) is made as of the 8th day of December, 2011 (the “Effective Date”) by and among Terence Bernard Wise (the “Option Holder”), and the persons designated as Shareholders on the signature pages hereto (each a “Shareholder” and collectively the “Shareholders”).

WHEREAS, the Shareholders are selling, in the aggregate, 1,076,808 shares of Common Stock of Forward Industries, Inc., a New York corporation (the “Company”) to the Option Holder pursuant to a Stock Purchase Agreement of even date herewith (the “SPA”)(such shares being herein referred to as the “Primary Shares”) and a representation letter of even date herewith from Option Holder to the Shareholders (the “Acknowledgment“); and

WHEREAS, the Shareholders wish to grant the Option Holder a Call Option (capitalized terms are defined in Section 1 below) to purchase an additional 506,733 shares of the Company’s Common Stock (the “Option Shares”); and

WHEREAS, the Option Holder wishes to convey to the Shareholders a Put Option to sell the Option Shares to the Option Holder.

NOW, THEREFORE, the Option Holder and the Shareholders agree as follows:

1.                  Definitions.  As used in this Agreement, the following terms shall have the definitions ascribed to them below:

(a)                “Agreement” shall have the meaning set forth in the Preamble.

(b)               “Business Day” shall mean any day other than a Saturday or Sunday or day on which banks in New York, New York are required or authorized to be closed.

(c)                “Call Option” shall mean the Option Holder’s right to purchase its Option Share Allocation from each Shareholder pursuant to the terms of this Agreement.

(d)               “Call Option Exercise Notice” shall have the meaning set forth in Section 2.2.

(e)                “Common Stock” shall mean the Company’s Common Stock, par value $0.01 per share and any other securities into which such Common Stock shall have been changed or any securities resulting from a reclassification of such Common Stock.

(f)                “Company” shall have the meaning set forth in the Preamble.

(g)               “Corporate Transaction” means any transaction or series of related transactions relating to, directly or indirectly, (a) any consolidation or merger of the Company with or into any corporation or other entity, other than any consolidation or merger resulting in the shareholders of the Company immediately prior to such transaction holding, after such transaction, eighty percent (80%) or more of the capital stock or other equity interests of the surviving or resulting corporation or other entity entitled to vote for the election of directors (or comparable governing body), or (b) any sale or other disposition by the Company of all of substantially all of its assets or (c) any exclusive licensing transaction having substantially the same effect, other than any such sale or other disposition to a buyer in which the shareholders of the Company immediately prior to such sale or other disposition hold, after such transaction, eighty percent (80%) or more of the capital stock or other equity interests entitled to vote for the election of directors (or comparable governing body).

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(h)               “Effective Date” shall have the meaning set forth in the Preamble.

(i)                   “Lien” or “Liens” means any encumbrance, security interest, lien, claim, pledge, preemptive rights, restrictions on transfer (other than pursuant to relevant securities laws), irrevocable proxy, voting agreement, voting trust arrangement or any other encumbrance whatsoever.

(j)                   “Option Holder” shall have the meaning set forth in the Preamble.

(k)               “Option Price” shall mean the purchase price of each Option Share purchasable upon exercise of this Option, equal to $1.80 per share, subject to adjustment as hereinafter provided.

(l)                 “Option Share Allocation” shall mean the allocation of the Option Shares amongst the Shareholders as set forth on Exhibit D annexed hereto.

(m)             “Option Shares” shall have the meaning set forth in the Preamble.

(n)               “Put Option” shall mean each Shareholder’s right to sell its Option Shares to the Option Holder pursuant to the terms of this Agreement.

(o)               “Shareholder” or “Shareholders” shall have the meaning set forth in the Preamble.

Capitalized terms used and not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the SPA.  For the avoidance of doubt, the use of defined terms from the SPA shall not be affected by the expiration or termination of the SPA.

2.                  Call Option.

                        2.1       Terms of Call Option.  For value received, subject to the terms and conditions set forth herein, each Shareholder hereby grants to the Option Holder the right to purchase from such Shareholder during the term of this Option Agreement, at a price per share equal to the Option Price, the Option Holder’s Option Share Allocation.

                        2.2       Exercise of Call Option.  Provided that there has not been a Corporate Transaction by June 8, 2013 (the “Call Option Termination Date”), the Option Holder may exercise the Call Option on the Call Option Termination Date by giving written notice on or prior to the Call Option Termination Date (the “Call Option Exercise Notice”), in the form attached hereto as Exhibit A, to the Shareholders that it elects to exercise its Option to purchase all, but not less than all, the Option Shares pursuant to this Agreement. The Call Option Exercise Notice shall specify in reasonable detail the number of Option Shares being purchased, the aggregate purchase price for such Option Shares and the proposed date of the closing of the purchase and sale of Option Shares, which date shall be not less than five (5) nor more than ten (10) Business Days from the date of such notice, but in no event prior to the Call Option Termination Date (such date, the “Call Option Exercise Date”).  In addition to the Option Exercise Notice, upon electing to exercise the Call Option the Option Holder shall complete, execute and deliver to the Shareholders the Investment Representation Statement attached hereto as Exhibit B.

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                        2.3       No Equity Holder Rights.  The Call Option, by itself, as distinguished from any Option Shares purchased hereunder, shall not entitle the Option Holder to any of the rights of an equity holder of the Company.

3.                  Put Option.  Each Shareholder shall have the right at any time during the term of this Agreement to give written notice (the “Put  Option Exercise Notice”), in the form attached hereto as Exhibit C, to the Option Holder that it elects to exercise its Put Option to sell all, but not less than all, of its Option Shares pursuant to this Agreement to the Option Holder. Each Put Option Exercise Notice shall specify in reasonable detail the number of Option Shares being sold, the purchase price for such Option Shares and the proposed date of the closing of the purchase and sale of Option Shares, which date shall be not less than five (5) nor more than ten (10) Business Days from the date of such notice (such date, the “Put Option Exercise Date”).

4.  Closings.  The purchase and sale of Option Shares under this Agreement shall close at the offices of Littman Krooks LLP at 655 Third Avenue, 20th Floor, New York, NY 10017, or remotely via the exchange of documents, signatures, shares and funds on the applicable Call Option Exercise Date or Put Option Exercise Date.  At the closing, each selling Shareholder shall deliver to Option Holder an applicable instrument of transfer conveying all of such Shareholder’s Option Shares, which shall include a certification that Option Holder is receiving good and marketable title to such Option Shares, free and clear of all Liens (other than those established by this Agreement), and Option Holder shall pay to each selling Shareholder the purchase price for such Option Shares in cash by certified or bank check or wire transfer of immediately available funds.

            5.         Adjustment of Option Price and Number of Shares.  The number of Option Shares and the Option Price are subject to adjustment upon the occurrence of a share dividend, share split, reverse share split, combination of shares, reclassification, recapitalization or other similar event altering the number of outstanding shares of Common Stock of the Company (for the avoidance of doubt, not including the issuance of new shares to investors or pursuant to the terms of the Company’s option plans).

6.         Term and Termination.  This Agreement shall be effective as of the Effective Date and shall terminate at the earliest of (i) the Call Option Exercise Date or the Put Option Exercise Date, as the case may be, (ii) the effective date of a Corporate Transaction, (iii) June 8, 2013 or (iv) the date that the Option Holder and the Shareholders voluntarily terminate this Agreement by a writing signed by each thereof.

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            7.         Representations and Warranties of the Shareholders and the Option Holder.  Each Shareholder and the Option Holder hereby restate and incorporate by reference in this Agreement as if fully set forth herein, the representations and warranties of such party contained in the SPA and the Acknowledgement.

            8.         Additional Covenants.

                        8.1       Each Shareholder shall not lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any of the Option Shares during the term of this Agreement.

                        8.2       Each Shareholder shall not permit any Liens to be placed on or otherwise to effect the Option Shares.

                        8.3       Within ten (10) days of receiving a Call Option Exercise Notice from the Option Holder, and in no event later than one business day prior to the Call Option Exercise Date, the Shareholders shall deliver a notice to the Company to (i) notify the Company with respect to the exercise of the Option and (ii) requesting that the Company reflect on its books and records the registration of the Option Shares in the Option Holder’s Name.

            9.         Assignment of Rights.

                        9.1       Transfer of Option.  The Call Option is not transferable or assignable, except through the laws of death and descent, except to an entity which is an “Affiliate” of Option Holder.  An “Affiliate” of Option Holder is any person or entity controlling, controlled by or under common control with Option Holder.

                        9.2       No Third Party Beneficiaries.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

            10.       Miscellaneous.  No waiver, amendment or other modification of this Agreement shall be effective unless in writing and signed by each party to be bound hereby. This Agreement, and any claim related directly or indirectly to this Agreement, shall be governed by, and construed in accordance with, the laws of the State of New York without reference to the conflict of laws provisions thereof. The parties hereby irrevocably and unconditionally submit (to the extent permitted by law) to the exclusive jurisdiction of the courts of the State of New York located in the City and County of New York and the United States District Court for the Southern District of New York for any legal action or proceeding arising out of this Agreement, and each of the parties hereby irrevocably consents to service of process in any such action or proceeding by certified or registered mail at the address for such party set forth in Section 11 below. The Shareholders and the Option Holder (each on their own behalf and, to the extent permitted by applicable law, on behalf of their equity holders and creditors) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) related to or arising out of this Agreement. The obligations of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and any of their successors, assigns, heirs and personal representatives.

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            11.       Notice.  Any notice given to any party under this Agreement shall be in writing, and any notice hereunder shall be deemed to have been given upon the earlier of delivery thereof by hand delivery, by courier, or by standard form of telecommunication or three (3) business days after the mailing thereof if sent registered mail with postage prepaid, addressed to the Shareholders or the Option Holder, as applicable, at the address listed on the signature page hereof or at such other address as the Option Holder or the Shareholders may have provided.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have executed this Option Agreement as of the date first written above.

SHAREHOLDERS:

LaGrange Capital Partners, LP.

By: LaGrange Capital Management, L.L.C.,

        its General Partner

                   By: /S/ Frank LaGrange Johnson

                                                                        Frank LaGrange Johnson,

 its sole Member

                                                            LaGrange Capital Partners Offshore Fund, Ltd.

                                                            By: LaGrange Capital Administration, L.L.C.,

                                                                    its Investment Manager

                    By:  /S/ Frank LaGrange Johnson

                                                                         Frank LaGrange Johnson,

   its Managing Member

LaGrange Special Situations Yield Master Fund, Ltd.

                                                            By: LaGrange Capital Administration, L.L.C.,

                                                                    its Investment Manager

                    By:  /S/ Frank LaGrange Johnson

                                                                         Frank LaGrange Johnson,

   its Managing Member

OPTION HOLDER:

            /S/ Terence Bernard Wise

            Terence Bernard Wise

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EXHIBIT A

CALL OPTION EXERCISE NOTICE

TO:      [___________________]

1.                  Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in that certain Option Agreement, dated December 8, 2011, by and among _______________ (the “Option Holder”) and [________________] (the “Shareholders”).

2.                  Option Holder hereby elects to purchase its Option Share Allocation from the Shareholders pursuant to the Option Agreement and tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any, and the Investment Representation Statement.

__________________________________

(Name)

__________________________________

(Address)

____________________________________	______________________________________
(Date)	[Option Holder]

By:__________________________________

Title:_________________________________

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EXHIBIT B

INVESTMENT REPRESENTATION STATEMENT

Common Stock
of

Forward Industries, Inc.

In connection with the purchase of the above‑listed securities, the undersigned hereby represents to the Shareholders, as identified in that certain Option Agreement, dated December 8, 2011, and to Forward Industries, Inc. (the “Company”) as follows:

(a)                The securities to be received upon the exercise of the Option (the “Option Shares”) will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and the undersigned has no present intention of selling, granting participation in or otherwise distributing the same, but subject, nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control.  By executing this Statement, the undersigned further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participation to such person or to any third person, with respect to any shares of Option Shares issuable upon exercise of the Option.

(b)               The undersigned understands that the Option Shares to be delivered upon exercise of the Option at the time of issuance may not be registered under the Securities Act of 1933, as amended (the “Act”), and applicable state securities laws, on the ground that the issuance of such securities is exempt from registration under the Act and state law exemptions relating to offers and sales not by means of a public offering, and that the Company’s reliance on such exemptions is predicated on the undersigned’s representations set forth herein.

(c)                The undersigned agrees that in no event will it make a disposition of any of the Option Shares acquired upon the exercise of the Option unless and until it shall have furnished the Company  with an opinion of counsel satisfactory to the Company  and Company’s counsel to the effect that (A) appropriate action necessary for compliance with the Act and any applicable state securities laws has been taken or an exemption from the registration requirements of the Act and such laws is available, and (B) the proposed transfer will not violate any of said laws.

(d)               The undersigned acknowledges that an investment in the Company  is highly speculative and represents that it is able to fend for itself in the transactions contemplated by this Statement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investments, and has the ability to bear the economic risks (including the risk of a total loss) of its investment.  The undersigned represents that it has had the opportunity to ask questions of the Company  concerning the Company’s business and assets and to obtain any additional information which it considered necessary to verify the accuracy of or to amplify the Company’s disclosures, and has had all questions which have been asked by it satisfactorily answered by the Company.

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(e)                The undersigned acknowledges that the Option Shares issuable upon exercise of the Option must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available.  The undersigned is aware of the provisions of Rule 144 promulgated under the Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being through a “broker’s transaction” or in transactions directly with a “market makers” (as provided by Rule 144(f)) and the number of shares being sold during any three‑month period not exceeding specified limitations.

Dated:__________________

______________________________________
(Typed or Printed Name)

By:__________________________________
(Signature)

_____________________________________
(Title)

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EXHIBIT C

PUT OPTION EXERCISE NOTICE

TO:      [___________________]

1.                  Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in that certain Option Agreement, dated December 8, 2011, by and among _______________ (the “Option Holder”) and [________________] (the “Shareholders”).

2.                  The Shareholders hereby elect to sell their Option Share Allocation to the Option Holder pursuant to the Option Agreement.  Option Holder shall tender payment of the purchase price in full, together with all applicable transfer taxes, if any, in accordance with the Option Agreement, along with the Investment Representation Statement.

__________________________________

(Name)

__________________________________

(Address)

____________________________________	______________________________________
(Date)	[Shareholder]

By:__________________________________

Title:_________________________________

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